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                                                                     EXHIBIT 4.1


                      FISCAL AND PAYING AGENCY AGREEMENT
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                  THIS AGREEMENT dated as of September 19, 2001 between Nevada
Power Company, a corporation organized under the laws of the State of Nevada (the "Company"), and Bankers Trust Company, a New York banking corporation as fiscal and paying agent (the "Agent").

                  Section 1. Appointment of Agent. The Company proposes to issue
                             --------------------
from time to time its unsecured, unsubordinated Notes (individually, a "Note" and collectively, the "Notes"). The Company hereby appoints the Agent to act, on the terms and conditions specified herein, as fiscal and paying agent for the Notes.

                  Section 2. Amount Unlimited; Execution.
                             ---------------------------

                  (a) The Notes shall be issuable in series. The aggregate principal amount of Notes which may be issued hereunder is unlimited.

                  (b) Each Note shall be executed on behalf of the Company by the manual or facsimile signature of an Authorized Representative (as defined in Section 3 hereof) of the Company.

                  Section 3. Authorized Representatives. From time to time the
                             --------------------------
Company will furnish the Agent with a certificate or similar form of evidence of the Company demonstrating the incumbency of officers authorized to execute Notes and Authentication Orders (as defined in Section 4 hereof) on behalf of the Company (an "Authorized Representative"). Until the Agent receives a subsequent incumbency certificate or similar form of evidence of the Company, the Agent shall be entitled to rely on the last such certificate or similar form of evidence delivered to it for purposes of determining the Authorized Representatives. Any Note bearing the manual or facsimile signature of a person who is an Authorized Representative on the date such signature is affixed shall bind the Company after the completion and registration thereof by the Agent, notwithstanding that such person shall have ceased to hold office on the date such Note is authenticated and delivered by the Agent.

                  Section 4.  Authentication Orders; Completion, Authentication
                              -------------------------------------------------
and Delivery of Notes.
----------------------

                  (a) The Notes shall be issued by the Agent only upon receipt from the Company of an order (an "Authentication Order") with respect to a series of Notes, which shall be accompanied by the proposed form of the Notes of such series and, to the extent not set forth in such proposed form of Note, shall include:
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                           (i)    the designation of the Notes of the series
                           (which may be part of a series of Notes previously issued);

                           (ii) any limit on the aggregate principal amount of the Notes of the series that may be authenticated and delivered hereunder (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the series);

                           (iii) any date or dates on which the principal of the Notes of the series is payable;

                           (iv) the method by which the rate or rates at which the Notes shall bear interest shall be determined; the date or dates from which such interest shall be payable (each an "Interest Payment Date") and the record dates for the determination of holders to whom interest is payable; and the basis on which interest is to be calculated;

                           (v) the place or places where the principal of and any interest on the Notes shall be payable;

                           (vi) the price or prices at which, the period or periods within which and the terms and conditions upon which Notes of the series may be redeemed, in whole or in part;

                           (vii) the obligation, if any, of the Company to redeem, purchase or repay Notes of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which Notes shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

                           (viii) the denominations in which Notes shall be issuable;

                           (ix) if other than the principal amount thereof, the portion of the principal amount of Notes which shall be payable upon declaration of acceleration of the maturity thereof;

                           (x) any restrictions on sale, resale, pledge or any other transfer of the Notes; and

                           (xi) whether the Notes will be in the form of a global security.

                       (b) Upon receipt of such Authentication Order with respect to the Notes, the Agent shall prepare, or cause to be prepared, the necessary Notes in the form attached thereto as Exhibit A and, in accordance
                                                ---------
with the Authentication Order, shall:

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                           (i)   complete each Note as to its Registered Holder
                           and principal amount;

                           (ii) record each Note in a Note Register to be maintained by the Agent hereunder;

                           (iii) cause each Note to be manually authenticated by any one of the officers or employees of the Agent duly authorized and designated by it for such purpose; and

                           (iv)  deliver each Note.

                  Section 5. Reliance on an Authentication Order. The Agent
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shall incur no liability to the Company in acting hereunder on instructions which the recipient believed in good faith to have been given by an Authorized Representative.

                  Section 6. Company's Representations and Warranties. The
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Authentication Order given to the Agent in accordance with Section 4 hereof shall constitute a continuing representation and warranty to the Agent by the Company that the issuance and delivery of the Notes which are the subject thereof have been duly and validly authorized by the Company and that the Notes, when completed, authenticated and delivered pursuant hereto, will constitute the legal, valid and binding obligations of the Company.

                  Section 7. Payment of Note Interest; Interest Payment Dates;
                             ------------------------------------------------
Record Dates. All interest payments in respect of the Notes will be made by the
------------
Agent to the Registered Holders in whose names Notes are registered at the close of business on the record date specified in the Notes of such series (whether or not a New York City Business Day) next preceding each Interest Payment Date (each a "Record Date"). Notwithstanding the foregoing, if so specified in the Notes of such series, if the original issue date or date of transfer of any Note occurs either on an Interest Payment Date or between a Record Date and the next succeeding Interest Payment Date, the first payment of interest on any such Note will be made on the Interest Payment Date following the next succeeding Record Date. Unless otherwise specified in an Authentication Order with respect to a particular series of Notes or in the proposed form of Notes of that series, all interest payments on the Notes will be made at the office of the Agent located at Four Albany Street, New York, New York 10006-1515, Attention: Irina Golovashchuk, or, at the option of the Agent may be made by check of the Agent mailed to the Registered Holders, as such Registered Holders appear on the Record Date in the Note Register referred to in Section 12 hereof, or to such other address in the United States as any Registered Holder shall designate to the Agent in writing not later than the relevant Record Date; provided, however,
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that in the case of Notes held by a depository or its nominee, payments of principal and interest shall be made by wire transfer of immediately available funds to an account designated by such depository.

                  Section 8. Payment of Note Principal. The Agent will pay the
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principal amount of each Note at maturity, together with accrued interest due at maturity (unless the maturity date is an Interest Payment Date), if any, only upon presentation and surrender of such Note on or after the maturity date thereof. The Agent will forthwith cancel and destroy each such Note. If the maturity date is an Interest Payment Date, interest will be paid in the usual manner.

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                  Section 9.  Information Regarding Amounts Due. Promptly
                              ---------------------------------
following each Record Date, the Agent will advise the Company of the amount of interest due on the following Interest Payment Date. The Agent will advise the Company by the fifteenth day prior to each payment date of the principal of and accrued interest to be paid on Notes maturing on the next succeeding payment date.

                  Section 10. Availability of Funds. The Company shall assure
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that funds are available to the Agent not later than 11:00 a.m. New York City time on each Interest Payment Date and on each maturity date of any Note, in immediately available funds sufficient to pay all accrued interest on, and/or the principal of any such Note, as the case may be.

                  Section 11. Amendments and Waivers. This Agreement and the
                              ----------------------
provisions of Notes of one or more series issued pursuant hereto may be amended or waived in the manner and with the effect as may be specified in the terms of Notes of such series.

                  Section 12. Registration, Transfer, Exchange, Persons Deemed
                              ------------------------------------------------
Owners.
------

                  (a) The term "Note Register" shall mean the definitive record in which shall be recorded the names, addresses and taxpayer identifying numbers of Registered Holders of the Notes, the Note numbers and original issue dates thereof and details with respect to the transfers and exchange of Notes.

                  (b) The Agent shall register the transfer of any Note and/or effect the exchange of any Note or Notes for Notes of other authorized denominations only in accordance with the terms and conditions of such Note.

                  Section 13. Application of Funds; Return of Unclaimed Funds.
                              -----------------------------------------------
Until used or applied as herein provided and except as otherwise provided in the terms of the Notes, all funds made available to the Agent hereunder shall be held for the purposes for which they were received but need not be segregated from other funds except to the extent required by law.

                  Section 14. Liability. Neither the Agent nor its officers or
                              ---------
employees shall be liable for any act or omission hereunder except in the case of gross negligence or willful misconduct. The duties and obligations of the Agent, its officers and employees shall be determined by the express provisions of this Agreement and they shall not be liable except for the performance of such duties and obligations as are specifically set forth herein and no implied covenants shall be read into this Agreement against them. The Agent may consult with counsel and shall be fully protected in any action taken in good faith in accordance with the advice of counsel. Neither the Agent nor its officers or employees shall be required to ascertain whether any issuance or sale of Notes (or any amendment or termination of this Agreement) has been duly authorized or is in compliance with any other agreement to which the Company is a party (whether or not the Agent is also a party of such other agreement). In acting under this Agreement or in connection with the Notes, the Agent is acting solely as agent of the Company and shall not assume any relationship of agency of trust for or with any Noteholder, except that all funds held by the Agent for payment of principal of or interest on the Notes shall be held in

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trust by it and applied to payments or the Notes subject to the limitations set forth herein and in the terms of the Note.

                  Section 15. Indemnification. The Company agrees to indemnify
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and hold harmless the Agent, its directors, officers, employees and agents from and against any and all liabilities (including liability for penalties), losses, claims, damages, actions, suits, judgments, demands, costs and expenses (including reasonable legal fees and expenses) relating to or arising out of or in connection with its or their performance under this Agreement, except to the extent that they are caused by the gross negligence or willful misconduct of the Agent. The foregoing indemnity includes, but is not limited to, any action taken or omitted in good faith within the scope of this Agreement upon telephone, telecopier or other electronically transmitted instructions, if authorized herein, received from or believed by the Agent in good faith to have been given by, an Authorized Representative. This indemnity shall survive the resignation of removal of the Agent and the satisfaction or termination of this Agreement.

                  Section 16. Compensation of the Agent. The Company agrees to
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pay the compensation of the Agent at such rates as shall be agreed upon from time to time and to reimburse the Agent for its out-of-pocket expenses (including costs of preparation of the Notes and reasonable legal fees and expenses), disbursements and advances incurred or made in accordance with any provisions of this Agreement. The obligations of the Company to the Agent pursuant to this Section shall survive the resignation or removal of the Agent and the satisfaction or termination of the Agreement.

                  Section 17. Notices.
                              -------

                  (a) All communications by or on behalf of the Company relating to the issuance, transfer, exchange or payment of Notes or interest thereon shall be directed to the Agent at its address set forth in subsection (b)(ii) hereof (or such other address as the Agent shall specify in writing to the Company).

                  (b) Notices and other communications hereunder shall except to the extent otherwise expressly provided, be in writing and shall be addressed as follows, or to such other addresses as the parties hereto shall specify from time to time:

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                           (i)  if to the Company:

                                Nevada Power Company
                                6226 W. Sahara Avenue
                                P.O. Box  230
                                Las Vegas, Nevada 89146
                                Attention:  Treasurer and Investor Relations
                                 Officer

                           (ii) if to the Agent in connection with the issuance,
                                transfer, exchange or payment of Notes or interest thereon:

                                Bankers Trust Company
                                Corporate Trust and Agency Services
                                Four Albany Street
                                New York, New York  10006-1515
                                Attention:  Irina Golovashchuk

                  Section 18. Resignation or Removal of Agent. The Agent may at
                              -------------------------------
any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall be not less than
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three months after the giving of such notice by the Agent to the Company. The
Agent may be removed at any time by the filing with it of any instrument in writing signed by a duly authorized officer of the Company and specifying such removal and the date upon which it is intended to become effective. Such resignation or removal shall take effect on the date of the appointment by the Company of a successor agent and the acceptance of such appointment by such successor Agent. In the event of resignation by the Agent, if a successor Agent has not been appointed by the Company within three months after the giving of notice by the Agent of its intention to resign, the Agent may, at the expense of the Company, petition any court of competent jurisdiction for appointment of a successor Agent.

                  Section 19. Benefit of Agreement. This Agreement is solely for
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the benefit of the parties hereto, their successors and assigns, and no other person shall acquire or have any right under or by virtue hereof.

                  Section 20. Notes Held by the Agent. The Agent, in its
                              -----------------------
individual or other capacity, may become the owner or pledgee of the Notes with the same rights it would have if it were not acting as fiscal and paying agent hereunder.

                  Section 21. Governing Law.  This Agreement is to be delivered
                              -------------
and performed in, and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

                  Section 22. Counterparts. This Agreement may be executed by
                              ------------
the parties hereto in any number of counterparts, and by each of the parties hereto in separate counterparts, each such counterpart, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed on their behalf by their officers thereunto duly authorized, all as of the date and year first above written.


                                         NEVADA POWER COMPANY



                                         By:
                                            ----------------------------------
                                            Name:    Richard K. Atkinson
                                            Title:   Treasurer and Investor
                                                      Relations Officer



                                         BANKERS TRUST COMPANY,
                                         as Fiscal and Paying Agent


                                         By:
                                            ----------------------------------
                                            Name:
                                            Title: